UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 31, 2010
Date of Report (Date of earliest event reported)
Smith & Wesson Holding Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)
2100 Roosevelt Avenue
Springfield, Massachusetts
01104
(Address of Principal Executive Offices) (Zip Code)
(800) 331-0852
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     We entered into an Amended and Restated Employment Agreement with Michael F. Golden executed December 31, 2010 as of July 12, 2010, to make non-material technical and clarifying changes related to Mr. Golden’s employment agreement dated November 12, 2007, which we amended on July 12, 2010. The Amended and Restated Employment Agreement is referred to as the Employment Agreement.
     The Employment Agreement provides for the continued employment of Mr. Golden as the President and Chief Executive Officer of our company. Under the terms of the Employment Agreement, Mr. Golden is entitled to an annual base salary of $450,000 (subject to annual review and increases by our Board of Directors); is eligible to participate in our executive compensation programs, to receive a discretionary annual bonus as determined by our Board of Directors or committee thereof, and to receive annual stock-based awards as determined by our Board of Directors or committee thereof; and is entitled to receive other standard benefits, including a car allowance, participation in any group insurance, pension, retirement, vacation, expense reimbursement, and other plans, programs, or benefits as may from time to time be provided to other executive employees of our company, and certain insurance benefits (including the reimbursement of reasonable insurance premiums for disability insurance, medical and hospitalization insurance, and a life insurance policy). In addition, the Employment Agreement provides that, in the event we terminate Mr. Golden’s employment without cause, we must provide to Mr. Golden certain severance benefits. These severance benefits are discussed in more detail below. The Employment Agreement further prohibits Mr. Golden from competing with our company for a period equal to the longer of 12 months following the termination of his employment with our company, regardless of the reason therefor, or any period during which Mr. Golden receives cash severance pursuant to the terms of the Employment Agreement. The Employment Agreement also prohibits Mr. Golden from soliciting or hiring our personnel or employees for a period of 24 months following the termination of his employment with our company.
     The Employment Agreement provides that either we or Mr. Golden may terminate Mr. Golden’s employment at any time. If Mr. Golden’s employment is terminated by reason of his death, his disability, by him voluntarily, or by us for cause as a result of certain acts committed by Mr. Golden (as set forth in the Employment Agreement), except as otherwise set forth in the Employment Agreement, Mr. Golden will receive no further compensation under the Employment Agreement. If we unilaterally terminate Mr. Golden’s employment without cause, Mr. Golden will receive (i) his base salary for a period of 18 months after such termination, (ii) an amount equal to the average of his cash bonus paid for each of the two fiscal years immediately preceding his termination, which will be paid over the 18-month period after such termination, and (iii) his car allowance and coverage under our medical plan to the extent provided for him at the date of termination for a period equal to 18 months after such termination. In addition, if we unilaterally terminate Mr. Golden’s employment without cause, Mr. Golden will receive, for a period of 36 months following the termination, a cash payment in the amount of $10,000 per 12-month period for post-termination secretarial support.

     If we unilaterally terminate Mr. Golden’s employment without cause or by reason of Mr. Golden’s death or disability, or if Mr. Golden voluntarily terminates his employment following a qualifying change in control event as described below, the Employment Agreement provides that he will receive, for the fiscal year of the notice of termination, any earned bonus, on a pro-rated basis, based on the performance goals actually achieved for the fiscal year of the notice of termination, as determined by our Board of Directors in its sole discretion, at the time such bonuses are paid to our other employees. If we unilaterally terminate Mr. Golden’s employment after July 12, 2011 without cause, or if Mr. Golden voluntarily terminates his employment following a qualifying change in control event as described below after July 12, 2011, the stock options granted pursuant to any Employment Agreement with us that are vested as of the date of such termination will have a nine-month post-termination exercise period, but not beyond their original term. If we unilaterally terminate Mr. Golden’s employment without cause or by reason of Mr. Golden’s disability, or if Mr. Golden voluntarily terminates his employment with at least six months advance notice to us or following a qualifying change in control event as described below, we will continue to pay the life insurance premiums on any then existing life insurance policy provided by our company, up to an annual premium of $20,000, until 36 months following the termination of Mr. Golden’s employment.
     The Employment Agreement provides that, in the event of a change in control of our company (as defined in the Employment Agreement), Mr. Golden may, at his option and upon written notice to us, terminate his employment, unless (i) the change in control has been approved by our Board of Directors, (ii) the provisions of the Employment Agreement remain in full force and effect, and (iii) Mr. Golden suffers no reduction in his status, duties, authority, or compensation following the change in control, provided that Mr. Golden will be considered to suffer a reduction in his status, duties, or authority if, after the change in control, (a) he is not the chief executive officer of the company that succeeds to our business, (b) such company’s stock is not listed on a national stock exchange, or (c) such company terminates Mr. Golden’s employment or reduces his status, duties, authority, or compensation within one year of the change in control. If Mr. Golden terminates his employment due to a change in control not approved by the Board of Directors or following which the Employment Agreement does not remain in full force and effect or his status, duties, authority, or compensation have been reduced, he will receive (i) his base salary for a period of 24 months after the such termination, (ii) an amount equal to the average of his cash bonus paid for each of the two fiscal years immediately preceding his termination, which will be paid over the 18-month period after such termination, and (iii) his car allowance and coverage under our medical plan to the extent provided for him at the date of termination for a period equal to 24 months after such termination. In addition, any unvested options and restricted stock units granted pursuant to any Employment Agreement with us will immediately vest.
     The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Employment Agreement, and is subject to and qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.84.
     The text included with this Current Report on Form 8-K is available on the registrant’s website located at www.smith-wesson.com, although the registrant reserves the right to discontinue that availability at any time.

Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit
Number	Exhibits

10.84	Amended and Restated Employment Agreement, executed December 31, 2010 as of July 12, 2010, between Michael F. Golden and Smith & Wesson Holding Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION
Date: January 3, 2011	By:	/s/ Jeffrey D. Buchanan
Jeffrey D. Buchanan
Executive Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

10.84	Amended and Restated Employment Agreement, executed December 31, 2010 as of July 12, 2010, between Michael F. Golden and Smith & Wesson Holding Corporation.